UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 25, 2013

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pursuant to four purchase and sale agreements dated June 19, 2013, PetroQuest Energy, L.L.C., a wholly-owned subsidiary of PetroQuest Energy, Inc. (the “Company”), has agreed to acquire from Hall-Houston Exploration II, L.P., Hall-Houston Exploration III, L.P., Hall-Houston Exploration IV, L.P. and GOM-H Exploration, LLC certain producing oil and gas assets (the “Properties”) located in the shallow waters of the Gulf of Mexico (the “Transaction”) for an aggregate purchase price, subject to adjustment as provided for in the purchase agreements, of approximately $192.6 million (based on an effective date of January 1, 2013). The Company expects the Transaction to close in July 2013, subject to customary closing conditions. Certain additional information about the Transaction and the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K provides certain financial information with respect to the Transaction giving effect to the acquisition as if the Transaction had occurred at an earlier date. The (i) statements of revenues and direct operating expenses with respect to the Properties for each of the two years in the period ended December 31, 2012, and the related notes thereto, together with the report of UHY LLP, independent auditors, concerning those statements and related notes, and (ii) the unaudited statements of revenues and direct operating expenses with respect to the Properties for the three months ended March 31, 2013 and 2012, and the related notes thereto, are attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein. Pro forma consolidated financial information of the Company to give effect to the Transaction as if it occurred at an earlier date is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference herein. Certain estimates of the net crude oil and natural gas reserves and related information of the Properties as of December 31, 2012, together with the report of Ryder Scott Company, L.P., with respect thereto, is attached as Exhibit 99.4 to this Current Report on Form 8-K and incorporated by reference herein.

On June 25, 2013, the Company also issued a press release regarding the Company’s intention to launch a private offering of $200,000,000 in aggregate principal amount of 10% Senior Notes due 2017 (the “New Notes”). The New Notes are expected to have terms that, subject to certain exceptions, are substantially identical to the Company’s $150,000,000 aggregate principal amount of existing 10% Senior Notes due 2017. A copy of the press release is attached as Exhibit 99.5 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing and certain of the exhibits hereto contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected consummation of the Transaction, the financing of the cash consideration and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this Current Report on Form 8-K. Although the Company believes that all such statements contained in this Current Report on Form 8-K are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of the Company’s control that could affect the Company’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this Current Report on Form 8-K. Please refer to the Company’s filings with the Securities and Exchange Commission for additional discussion of risks and uncertainties that may affect the Company’s actual future results. The Company undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration II, L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 20, 2013).

2.2	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration III, L.P. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on June 20, 2013).

2.3	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration IV, L.P. (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on June 20, 2013).

2.4	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and GOM-H Exploration, LLC (incorporated by reference to Exhibit 2.4 to the Company’s Current Report on Form 8-K filed on June 20, 2013).

23.1	Consent of UHY LLP.

23.2	Consent of Ryder Scott & Company, L.P.

99.1	Certain information about the Transaction and the Company.

99.2	Audited Statements of Revenues and Direct Operating Expenses of the Properties for the two years in the period ended December 31, 2012 and Unaudited Statements of Revenues and Direct Operating Expenses of the Properties for the three months ended March 31, 2013 and 2012.

99.3	Unaudited Pro Forma Consolidated Financial Statements of the Company.

99.4	Reserve report letter as of December 31, 2012, as prepared by Ryder Scott Company, L.P. and dated June 14, 2013.

99.5	Press release announcing private note offering dated June 25, 2013.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2013

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer